UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Linacre as Chief Financial Officer and Retirement of Relland M. Winand

On July 12, 2022, Innovative Solutions and Support, Inc. (the “Company”) announced the retirement of Relland M. Winand as Chief Financial Officer, effective July 15, 2022, and the appointment of Michael Linacre as Chief Financial Officer, effective immediately upon such retirement.

Mr. Linacre, age 46, began his career at KPMG LLP as a public company accountant. He subsequently held finance leadership positions at Genpak, LLC, a food service packaging company, and SI Group, Inc., a chemical manufacturing company, before serving as the Chief Financial Officer of Sysco Albany, LLC, a subsidiary of Sysco Corporation, a multinational seller, marketer, and distributor of food products, and of Crisafulli Bros. Plumbing & Heating Contractors, Inc., a provider of plumbing, sewer and drain, heating and cooling design, installation and maintenance services. Mr. Linacre is a licensed certified public accountant (“CPA”) and a member of the American Institute of CPAs and the New York State Society of CPAs. He attended the State University of New York at Albany.

There is no arrangement or understanding between Mr. Linacre and any other person pursuant to which he was appointed Chief Financial Officer. Furthermore, there are no (i) family relationships between Mr. Linacre and any director or other executive officer of the Company, or with any person selected or nominated to become an executive officer or a director of the Company or (ii) related party transactions with Mr. Linacre requiring disclosure pursuant to Item 404 of Regulation S-K.

The Company entered into an offer letter (the “Offer Letter”) with Mr. Linacre with respect to his employment as the Company's Chief Financial Officer. Pursuant to the Offer Letter, Mr. Linacre will receive an annual base salary of $230,000. Mr. Linacre will also be eligible to receive awards under the Company's 2019 Stock-Based Incentive Compensation Plan, and to receive other perquisites and benefits, including reimbursement of certain relocation expenses.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 12, 2022, the Company issued a press release announcing the retirement of Mr. Winand and the appointment of Mr. Linacre as Chief Financial Officer. A copy of that press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter from the Company to Mr. Linacre.
99.1	Press Release, dated July 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: July 12, 2022	By:	/s/ Relland M. Winand
Relland M. Winand
Chief Financial Officer